As filed with the Securities and Exchange Commission on September 15, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES A CT OF 1933

K-TECH SOLUTIONS COMPANY LIMITED

( Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	3944	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit A, 7 / F, Mai On Industrial Building

17 - 21 Kung Yip Street, Kwai Chung

New Territories, Hong Kong

+ 852 2741 3165

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+ 1  800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Guangqin Wei, Esq.

Jun He Law Offices

Suite 3701-10, Jardine House

1 Connaught Place

Central, Hong Kong

Telephone: +852 2167 0000

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule  415 under the Securities Act  of  1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule  462(b)  under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule  462(c)  under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule  462(d)  under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED SEPTEMBER 15, 2025

K-TECH SOLUTIONS COMPANY LIMITED

UP TO 3,000,000 Class A SHARES

This prospectus relates to the offer and resale by the selling shareholders (the “Selling Shareholders”) named in this prospectus from time to time of up to 3,000,000 of the Class A shares of par value US$0.0001 per share (the “Class A Shares”, and together with Class B ordinary shares of par value US$0.0001 per share (the “Class B Shares”), the “Ordinary Share(s)” or “Share(s)”) of K-Tech Solutions Company Limited (“KTech” or the “Company”), a BVI business company incorporated in the British Virgin Islands (the “BVI”).

Our registration of the Class A Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of such Class A Shares. The Selling Shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the Class A Shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Class A Shares by the Selling Shareholders named in this prospectus. All net proceeds from the sale of the Class A Shares covered by this prospectus will go to the Selling Shareholders.

Any Class A Shares subject to resale hereunder will have been issued by us and acquired by the Selling Shareholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Class A Shares in this offering. We will bear all costs, expenses and fees in connection with the registration of the ordinary shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of our ordinary shares.

Our Class A Shares are traded on The Nasdaq Capital Market under the symbol “KMRK.” On September 12, 2025, the last reported price of our Class A Shares on The Nasdaq Capital Market was $1.67 per share.

We are not a Chinese operating company, but an offshore holding company incorporated in the BVI. As a holding company with no material operations of our own, we conduct our operations through our wholly- owned operating subsidiary in Hong  Kong, K- Mark Technology Limited (“KMT”). This is an offering of the Class A Shares of K- Tech Solutions Company Limited, the holding company in the BVI, instead of the shares of KMT.   References to the “Company,” “we,” “us,” and “our” in the prospectus are to K- Tech Solutions Company Limited, the BVI entity that issued the Class A Shares being offered. References to “KMT” is to the Hong  Kong entity operating the design solution and trading of toy products business, which generated the revenue and profit stated in the combined financial statements included in this prospectus. Investors in our Class A Shares should be aware that they will not be purchasing equity interests in the operating subsidiary in Hong  Kong directly, but rather are purchasing equity solely in K- Tech Solutions Company Limited, the BVI holding company, which directly owns all of the equity interests in the operating subsidiary in Hong Kong. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of risks facing the Company and the offering as a result of this structure. This prospectus incorporates by reference our annual report on Form 20–F for the fiscal year ended March 31, 2025 filed with the U. S. Securities and Exchange Commission (“SEC”) on August 15, 2025, including risk factors under “Item 3. Key Information – D. Risk Factors.”

Our operations are solely located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. However, because our operations are primarily located in Hong Kong, we are still subject to certain legal and operational risks associated with our operating subsidiary, KMT, based in Hong Kong. Additionally, the legal and operational risks associated with operating in mainland China may also apply to our operations in Hong  Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to KMT, given the substantial operations of our operating subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti- monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulatory bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiary’s daily business operations, its ability to accept foreign investments and the listing of our Class A Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong  Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiary to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Class A Shares to significantly decline or become worthless. See “Risk Factors  —  Risks Related to Doing Business in Hong Kong — Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations and/or the value of the Class A Shares.”

We have been advised by our Hong Kong counsel that based on their understanding of the current Hong  Kong laws, as of the date of this prospectus, the Company and KMT are not required to obtain any permissions or approvals from Hong Kong authorities for the continued listing of our Class A Shares in the U.S. and issuing our Class A Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or KMT or denied by any relevant authorities. As of the date of this prospectus, KMT has received all requisite permissions or approvals from the Hong Kong authorities to operate its business in Hong  Kong, including but not limited to business registration certificate.

As advised by our PRC counsel, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, our operations in Hong  Kong and our registered public offering in the United States are not subject to the review nor prior approval of the China Securities Regulatory Commission (the “CSRC”), because (i) we do not have any business operations within the PRC; and (ii) we are not regarded as a Chinese domestic enterprise and do not meet any of the conditions stipulated by the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, governing China-based entities. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. No permissions or approvals have been applied for by the Company or denied by any relevant authority. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC and that we are required to obtain such permissions or approvals, or (ii)  we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong  Kong and our ability to offer or continue to offer our Class A Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting. The delisting of our Class A Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

See “Risk Factors  —  Risks Related to Doing Business in Hong  Kong  —  We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Shares to investors and cause the value of our Class A Shares to significantly decline or be worthless.”

Our Class A Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act ( the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect the books of our auditors for two consecutive years. On December  29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U. S.   stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive  years instead of three. As a result, the time period before our Company’s securities may be prohibited from trading or delisted has been decreased accordingly. On December  29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S.  stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive  years instead of three. On December  16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong  Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act.  The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong  Kong Determination, respectively. Our auditor, Audit Alliance LLP is headquartered at 10 Anson Road, # 20 - 16 International Plaza, Singapore 079903 and registered with the PCAOB.   Our auditor is subject to laws in the United  States (“U. S.”) pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring on September 27, 2024. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong  Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong  Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Our auditor, Audit Alliance LLP, has no auditor’s work papers in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB- registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB- registered public accounting firms headquartered in mainland China and Hong  Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. The PCAOB indicated it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non- U. S.   auditors who are not inspected by the PCAOB.”

We conduct substantially all of our operations in Hong  Kong through our Hong Kong subsidiary, KMT. Accordingly, substantially all our cash and assets are denominated in HKD. KMT is our operating subsidiary located in Hong Kong. As of the date of this prospectus, our subsidiary has not experienced any difficulties or limitations on its ability to transfer cash; KMT does not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the Hong  Kong government will not intervene or impose restrictions to prevent the cash maintained in Hong  Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors  —  We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary”, “Dividend Policy”, “Summary Combined Financial Data”, and “Combined Statements of Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details.”

On March 31, 2023, KMT paid a dividend of HK$1,500,000 (equivalent to approximately US$191,332) to the Controlling Shareholders. We may pay further dividends in the near future. See “Dividend Policy.”

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our operating subsidiary, KMT.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 of this prospectus to read about factors you should consider before buying our Class A Shares.

No dealer, salesperson or any other person is authorized to give any information to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.

The date of this prospectus is [      ],  2025.

Through and including October 10, 2025 ( the 25th  day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. Neither we nor the Selling Shareholders have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Class A Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Class A Shares offered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. Neither we nor any selling shareholder take any responsibility for, nor do we or any selling shareholder provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Class A Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Class A Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Class A Shares, we strongly urge you not to purchase any of our Class A Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Class A Shares as further detailed in this prospectus.

We do not recommend that you purchase our Class A Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the toy industry, and have received independent professional advice.

i

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of financial information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$,” “US$,” or “U.S. dollars” refers to the lawful currency of the United States;

●	“Acting in Concert Agreement” refers to the agreement entered into on December 2, 2024 between Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah to consolidate their voting power pursuant to which they undertake that following the completion of our IPO, the controlling shareholders shall act in concert in relation to all matters that require the decisions of the shareholders of the Company.

●	“Articles,” or “Articles of Association” are to the amended and restated articles of association of the Company filed on 16 May 2025 and as amended, supplemented and/or otherwise modified from time to time;

●	“Board” refers to the Board of directors of the Company;

●	“BVI” refers to the British Virgin Islands;

●	“Director(s)” refers to director(s) of the Company;

●	“China” or the “PRC” refers to the People’s Republic of China, for the purposes of this prospectus, excluding Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

●	“our IPO” refers to the initial public offering of the Class A Shares of the Company closed on July 17, 2025;

●	“KMT” refers to K-Mark Technology Limited, a company incorporated in Hong Kong with limited liability, and an direct wholly-owned operating subsidiary of the Company;

●	“the Company,” or “our Company”, or “KTech” refers to K-Tech Solutions Company Limited, a BVI business company incorporated in the BVI with limited liability under the BCA on December 2, 2024;

●	“the Group,” or “our Group” refers to the Company and its subsidiaries;

ii

●	“BCA” refers to the BVI Business Companies Act, Revised Edition 2020 of the BVI, as amended, supplemented or otherwise modified from time to time;

●	“Controlling Shareholders” refers to Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah, who entered into Acting in Concert Agreement and collectively beneficially own an aggregate of 16,500,000 Ordinary Shares including 12,000,000 Class A Shares and 4,500,000 Class B Shares, being 76.7% of our total issued and outstanding shares, representing 91.9% of the total voting power upon the completion of our IPO, assuming the underwriters do not exercise their over-allotment option. See “Principal Shareholders” for more information;

●	“Class A Shares” refers to the Class A ordinary shares with a par value of US$0.0001 each of KTech;

●	“Class B Shares” refers to the Class B ordinary shares with a par value of US$0.0001 each of KTech;

●	“CSRC” refers to China Securities Regulatory Commission of the PRC;

●	“Exchange Act” refers to the US Securities Exchange Act of 1934, as amended;

●	“FY2023” refers to the financial year ended March 31, 2023;

●	“FY2024” refers to the financial year ended March 31, 2024;

●	“FY2025” refers to the financial year ended March 31, 2025;

●	“FY2025 Annual Report” refers to our annual report on Form 20–F for FY2025 filed with the SEC on August 15, 2025;

●	“Group,” “our,” “us,” or “we” refers to the Company and its subsidiary at the relevant time, and where the context so requires, in respect of the period prior to the Company becoming the holding company of its present subsidiary, such subsidiary of the Company at the relevant time;

●	“HK$,” “HKD,” or “HK dollars” refers to the lawful currency of Hong Kong;

●	“Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong from time to time;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“Memorandum,” or “Memorandum of Association” are to the amended and restated memorandum of association of the Company filed on 16 May 2025 and as amended, supplemented and/or otherwise modified from time to time;

●	“Share(s),” or “Ordinary Share(s)” refer to the Class A Shares and Class B Shares;

●	“PCAOB” refers to Public Accounting Oversight Board;

●	“SEC ” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

We are a holding company with operations primarily conducted in Hong  Kong through our wholly-owned operating subsidiary KMT in Hong  Kong.  The reporting currency of KMT is HKD.  This prospectus contains translations of certain foreign currency amounts into U.S.  dollars for the convenience of the reader. Assets and liabilities are translated into U.S. dollars at the closing rate of exchange as of the balance sheet dates, the statement of income is translated using average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Unless otherwise noted, all translations from HKD to U.S.  dollars and from U.S.  dollars to HKD in this prospectus were calculated with reference to the table below. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

	Year Ended March 31,
	2025	2024
Year end HKD: US$ exchange rate	7.74800	7.82418
Year average HKD: US$ exchange rate	7.77593	7.82381

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Class A Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under including “Risk Factors,” “Summary Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and other information that we incorporate by reference herein, including but not limited to, our FY2025 Annual Report and other SEC reports. Unless the context otherwise requires, all references to “we,” “us,” “our,” “the Company” and similar designations refer to K-Tech Solutions Company Limited, a BVI company, and its wholly-owned subsidiary KMT.

Overview

We are principally engaged in the design, development, testing and sale of a diverse portfolio of toy products ranging from simple plastic toy products to more complex electromechanical toy products. Our solution services span across the entire development stage of toy products from design, prototype testing, production management, quality control to after-sales services. We specialize in the development of infant and pre-school educational toys and learning kits.

Below is a summary of the Company’s financial information for the years indicated:

	For the year ended March 31,
	2025	2024
	US$	US$
Revenue	$18,612,534	$17,123,778
Gross profit	$2,448,195	$2,174,522
Net income	$487,957	$928,529

For the years ended March 31, 2025 and 2024, our total revenue was US$18,612,534 and US$17,123,778, respectively. We derive our revenue mainly from the design, development, testing and sales of a diverse portfolio of toy products.

For detailed analysis and discussion of the Group’s financial performance, please refer to the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Our Competitive Strengths

We believe we have the following competitive strengths:

●	Strong capability in product innovation and design;

●	Solid customer base and established reputation; and

●	Strong back up of production facilities to ensure stable supply of quality products

Our Strategies and Future Plans

Our business strategies and future plans for our expansion are as follows:

●	Enhance research and development and design capabilities;

●	Diversify our product offerings through continuous development of new products and global licensing strategy; and

●	Commence manufacturing operations in Southeast Asian countries.

Corporate History and Structure

For more details, see “Corporate History and Structure.”

The following diagram illustrates our corporate and shareholding structure as of the date of the prospectus:

Note:

On December 2, 2024, Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah entered into an Acting in Concert Agreement pursuant to which they undertake that following the completion of our IPO, the controlling shareholders shall act in concert in relation to all matters that require the decisions of the shareholders of the Company. As a result of the Acting in Concert Agreement, our Controlling Shareholders collectively control 91.9% of the total voting power following the completion of our IPO, assuming the underwriters do not exercise their over-allotment option.

Our principal operating subsidiary, KMT commenced operation in 2016 and principally engaged in the design, development, testing and sale of a diverse portfolio of toy products. Since the commencement of operation, KMT was wholly owned by three brothers namely Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah.

On December 2, 2024, K-Tech Solutions Company Limited was incorporated under the laws of the BVI, and was authorized to issue a maximum of 500,000,000 ordinary shares of a single class with par value of US$0.0001 per share. A total of 30,000 ordinary shares were issued and allotted to Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah. On December 20, 2024, as part of the reorganization in contemplation of this offering, we completed a share swap transaction, pursuant to which KTech acquired all the issued shares of KMT from Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah by way of allotting and issuing an aggregate of 19,470,000 ordinary shares to them. As a result, the Company total issued 19,500,000 ordinary shares to them.

On December 30, 2024, our Controlling Shareholders sold a total of 3,000,000 ordinary shares to five corporations, all of whom have no affiliation with us.

On May 15, 2025, the Company passed a written resolution to re-designate and re-classify its existing authorized ordinary shares. Prior to the re-classification exercise, the Company was authorized to issue a maximum of 500,000,000 ordinary shares of a single class with a par value of US$0.0001 each. Subsequent to the re- classification exercise, the Company’s authorized shares were 500,000,000 ordinary shares with a par value of US$0.0001 each comprising (a) 495,500,000 Class A Shares with a par value of US$0.0001 each; and (b) 4,500,000 Class B Shares with a par value US$0.0001 each.

On May 16, 2025, the Company had 15,000,000 Class A Shares and 4,500,000 Class B Shares, issued and outstanding, respectively. Holders of Class A Shares and Class B Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Share is entitled to one (1) vote and each Class B Share is entitled to ten (10) votes. All such Class B Ordinary Shares are held by our Controlling Shareholders.

For a description of the reorganization primarily to facilitate our IPO in the U.S, see “Corporate History and Structure — Reorganization.”

On July 15, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with American Trust Investment Services, Inc., as representative of the underwriters named therein (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwriting public offering (the “Offering”) an aggregate of 1,600,000 Class A Shares, par value US$0.00001 per share, at a public offering price of US$4.00 per share. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 240,000 Class A Shares to cover over-allotment, if any. The Class A Shares were offered by the Company pursuant to a registration statement on Form F-1, as amended (File No. 333- 287391), filed with the Securities and Exchange Commission the (“Commission”), which was declared effective by the SEC on July 15, 2025.

On July 17, 2025, the Company closed its initial public offering of 1,600,000 of the Company’s Class A Ordinary Shares. Under the terms of the Underwriting Agreement, the Company sold a total of 1,600,000 Class A Ordinary Shares at an offering price of US$4.00 per Ordinary Share for gross proceeds of US$6.4 million. A final prospectus relating to the Offering was filed with the SEC on July 16, 2025.

Immediately following our IPO, our Controlling Shareholders held 78.2% of our outstanding Shares or 92.5% of the total voting power of the Company, assuming 1,600,000 Class A Shares are issued in the offering and no exercise of the over-allotment option by the underwriters (or 77.3% of our outstanding Shares or 92.2% of the total voting power if the underwriters exercise their over-allotment option). As a result of the Acting in Concert Agreement, our Controlling Shareholders hold a majority of the voting power of KTech and we are a controlled company under the Nasdaq Capital Market corporate governance rules. For more details, see “Corporate History and Structure.”

Transfers of Cash to and from Our Subsidiary

On March 31, 2023, KMT paid a dividend of HK$1,500,000 (equivalent to approximately US$191,352) to the Controlling Shareholders. KMT may continue to declare or pay dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors (the “Board”) after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board deems relevant, and subject to the restrictions contained in any future financing instruments.

We are permitted under the laws of BVI to provide funding to our operating subsidiary in Hong  Kong through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

BVI. Subject to the BCA and our Memorandum and Articles of Association, our Board may authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us as dividends.

Hong  Kong. Under Hong Kong law, a Hong  Kong company may only make a distribution out of profits available for distribution. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiary, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiary to the Company and U.S. investors.

For more information, see “Dividend Policy,” “Risk Factors” and “Consolidated and Combined Statements of Shareholders’ Equity” in the audited financial statements as of and for the years ended March 31, 2025, 2024 and 2023 in our FY2025 Annual Report, which is incorporated by reference into this prospectus.

Permission Required from Hong Kong Authorities

Hong  Kong is a special administrative region of the PRC, having its own governmental and legal system that is separate from mainland China and, as a result, Hong  Kong has its own distinct rules and regulations. Our operating subsidiary, KMT is incorporated and operating in Hong Kong. We have been advised by our Hong Kong counsel, that based on its understanding of the current Hong Kong laws, as of the date of this prospectus, we, including KMT, have received and obtained all requisite licenses, certificates, authorizations, permissions or approvals from relevant Hong  Kong authorities to operate our business in Hong Kong, including but not limited to obtaining a relevant certificate of incorporation and business registration certificate, and that we, including KMT are not required to obtain any permission or approval from Hong Kong authorities to offer the Class A Shares of the Company to foreign investors. However, we have been advised by our Hong Kong counsel that uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiary are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including KMT, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii)  inadvertently conclude that relevant licenses, certificates, authorizations, permissions or approvals were not required, or (iii)  are required to obtain such licenses, certificates, authorizations, permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless. For a more detailed discussion of the risks related to doing business in Hong Kong, see “Risk Factors  —  Risks Related to Doing Business in Hong  Kong” at pages 14 through 25 of this prospectus.

Summary of Risk Factors

Investing in our Class A Shares involves significant risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Class A Shares. If any of these risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our Class A Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Doing Business in Hong Kong

●	Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely and, as a result, U.S. national securities exchanges, such as the NASDAQ Capital Market, may determine to delist our securities. Furthermore, on December 29, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Class A Shares may be prohibited from trading or delisted. For a more detailed discussion of this risk factor, see page 14 of this prospectus.

●	Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. For a more detailed discussion of this risk factor, see page 16 of this prospectus.

●	We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary. For a more detailed discussion of this risk factor, see page 18 of this prospectus.

●	A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition. For a more detailed discussion of this risk factor, see page 18 of this prospectus.

●	Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. For instance, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, are currently required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of IPOs or listing applications. Although we believe that we are not regarded as a PRC domestic company because substantially all of our operations are in Hong Kong, it is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to us. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For a more detailed discussion of this risk factor, see page 19 of this prospectus.

●	It may be difficult for overseas and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong. For a more detailed discussion of this risk factor, see page 20 of this prospectus.

●	Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Class A Shares if such allegations cannot be addressed and resolved favorably. For a more detailed discussion of this risk factor, see page 20 of this prospectus.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. For a more detailed discussion of this risk factor, see page 20 of this prospectus.

●	There are political risks associated with conducting business in Hong Kong. For a more detailed discussion of this risk factor, see page 21 of this prospectus.

●	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Shares to investors and cause the value of our Class A Shares to significantly decline or be worthless. For a more detailed discussion of this risk factor, see page 21 of this prospectus.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Shares. For a more detailed discussion of this risk factor, see page 23 of this prospectus.

●	The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Class A Shares. For a more detailed discussion of this risk factor, see page 24 of this prospectus.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. For a more detailed discussion of this risk factor, see page 24 of this prospectus.

●	Certain judgments obtained against us by our shareholders may not be enforceable. For a more detailed discussion of this risk factor, see page 24 of this prospectus.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong where our operation is located. For a more detailed discussion of this risk factor, see page 25 of this prospectus.

Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks, which can be found beginning on page 25 of this prospectus, include, but are not limited to, the following:

●	Our international footprint exposes us to a variety of operational risks.

●	We may fail to anticipate and respond to changes in consumer preference and market trend in a timely manner.

●	We specialize in the design, development and sale of high quality infant and pre-school educational toys and learning kits. If the demand for educational toys does not achieve anticipated growth or even decrease, our business and results of operation would be materially and adversely affected.

●	We generally do not enter into long-term contracts with our customers and purchase order we receive may fluctuate from period to period.

●	Developments adverse to our major customers could have an adverse effect on us

●	Fluctuation in foreign currencies could have an impact on our sales

●	Our business is dependent on the strength of our design capability and product quality, and market perception of our reputation. If we fail to maintain and enhance our reputation, our business, results of operation and prospects may be materially and adversely affected.

●	Any changes to international trade regulations, quotas, tariffs and duties may affect prices of and demand for our products

●	We are exposed to risks relating to our suppliers that manufacture our products, and we may not be able to successfully establish and operate manufacturing operations.

●	We rely on a limited number of third-party suppliers to manufacture our toy products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

●	We are subject to the risk of increase in inventories and inventory turnover days and a sudden decrease in market demand for our products may lead to obsolete inventories

●	Our cash flows may deteriorate due to potential mismatch in time between receipt of payments from our customers and payments to our suppliers, which could adversely affect our business, financial condition and results of operation.

●	Fluctuations in prices of raw materials could negatively impact the production cost of finished products. The suppliers may transfer any increase in cost of production to us by increasing the unit price of finished products purchased by us. If we are unable to transfer such costs to our customers by raising the selling price, our operations and profitability may be adversely affected

●	Our sales may be affected by seasonality.

●	We may face possible claims over our products which may be defective

●	Our business, financial condition and results of operations may be adversely impacted by product defects or other quality issues.

●	Failure to attract and retain key management and technical staff may hinder our business prospects

●	We depend on third-party providers and suppliers for raw materials, components and finished products. Any failure or interruption in products or services provided by these third parties could harm our ability to operate our business.

●	We have a customer concentration, with a limited number of customers accounting for a significant portion of our total revenue. If we are unable to retain a broad group of existing customers, lose one or more significant customers, or fail to attract new customers, our results of operations could suffer.

●	Complaints from our clients may affect our reputation and our ability to retain our existing clients and secure new clients.

●	Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Class A Shares.

●	Our insurance coverage may not be sufficient to cover all losses or potential claims from our clients which losses could affect our business, financial condition and results of operations.

●	We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong.

●	We are exposed to credit risks of our customers.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

●	We may be subject to litigation, claims or other disputes.

●	We are dependent on external financing to support our business growth.

●	We may default on our obligations under our credit facilities.

●	We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

●	We may make acquisitions which could divert the attention of management and which may not be integrated successfully into our existing business.

Risks Related to our Class A Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Shares and this offering. For a more detailed discussion of the risks related to our Class A Shares, see the risk factors beginning on page 36 of the prospectus, including but not limited to the following:

●	Volatility in our Class A Share price may subject us to securities litigation.

●	If we fail to meet applicable listing requirements, Nasdaq Capital Market may delist our Class A Shares from trading, in which case the liquidity and market price of our Class A Shares could decline.

●	Our Controlling Shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Share price or trading volume to decline.

●	Investors may have difficulty enforcing judgments against us, our directors and management.

●	The laws of the BVI relating to the protection of the interest of minority shareholders are different from those in the U.S.

●	Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

●	Our status as a foreign private issuer under the Nasdaq Capital Market Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital Market corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital Market listed company.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

●	We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Class A Shares.

Implications of the HFCA Act

Our auditor is required by the laws of the U.S. to undergo regular inspections by the PCAOB. If our securities become listed on a national exchange or quoted on the over-the-counter market, trading in our securities may be prohibited under the HFCA Act, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor. On June 22, 2021, the U.S. Senate passed the AFHCA Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The auditor of the Company, Audit Alliance LLP is headquartered at 10 Anson Road, #20-16 International Plaza, Singapore 079903 and is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect.

Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. See “Risk Factors  —  Risks Related to Doing Business in Hong Kong — Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non- U.S. auditors who are not inspected by the PCAOB.”

Corporate Information

Our principal executive office is located at Unit A, 7/F, Mai On Industrial Building,17-21 Kung Yip Street, Kwai Chung, New Territories, Hong Kong and our telephone number at this address is +852 2741 3165. Our registered office in the BVI is located at Craigmuir Chambers, Road Town, Tortola, VG1110, BVI. We maintain a website at https://www.k-mark.tech/. We do not incorporate the information on our website into this prospectus and the information contained therein or connected thereto shall not be deemed to be part of this prospectus or the registration statement. Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section  2(a)  of the Securities Act, as modified by the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S.  public companies that are not emerging growth companies. These provisions include:

●	the option to include in an IPO registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of our ICFR.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of our IPO;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Class A Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be less than the information you receive from other public companies.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq Capital Market Company Guide that allow us to follow BVI law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange  Act, we will be exempt from certain provisions of the Exchange  Act that are applicable to U.S.  domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will file with the SEC, within four  months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form  20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the U.S.; or

●	our business is administered principally in the U.S.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implication of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the Board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the Board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

The outstanding shares of the Company consisted of 21,100,000  Ordinary Shares which consist of 16,600,000 Class A Shares and 4,500,000 Class B Shares, assuming the underwriter does not exercise its overallotment option to purchase additional Class A Shares. On December 2, 2024, Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah entered into an Acting in Concert Agreement pursuant to which they undertake that following the completion of our IPO, the controlling shareholders shall act in concert in relation to all matters that require the decisions of the shareholders of the Company. As a result of the Acting in Concert Agreement, our Controlling Shareholders collectively own 78.2% of our total issued and outstanding Ordinary Shares or control 92.5% of the total voting power following the completion of our IPO, assuming the underwriters do not exercise their over-allotment option. As a result of the Acting in Concert Agreement, our Controlling Shareholders hold a majority of the voting power of KTech and therefore will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete our IPO.

THE OFFERING

Ordinary Shares to be Offered by the Selling Shareholders	Up to 3,000,000 of our Class A Shares.

Use of Proceeds	All Class A Shares offered by this prospectus are being registered for the accounts of the Selling Shareholders and we will not receive any proceeds from the sale of these shares.

Plan of Distribution

The Selling Shareholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the ordinary shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may also resell the ordinary shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 51 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholders.

Nasdaq Global Market Symbol	Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “KMRK.”

Risk Factors	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Class A Shares.

RISK FACTORS

Investing in our Class A Shares is highly speculative and involves a significant degree of risk. Before deciding whether to invest in our Class A Shares, you should consider carefully the risks set forth in our FY2025 Annual Report, which is incorporated by reference into this prospectus, as well as the risk factors described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Shares to decline, resulting in a loss of all or part of your investment. The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking  statements having direct and/or indirect implications on our future performance. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus.

Risks Related to Doing Business in Hong Kong

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the NASDAQ Capital Market, may determine to delist our securities. Furthermore, on December 29, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Class A Shares may be prohibited from trading or delisted.

The audit report included in this prospectus was issued by Audit Alliance LLP, a Singapore.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing Audit Alliance LLP in the future or of engaging any auditor not subject to regular inspection by the PCAOB.  There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in mainland China and Hong  Kong without the approval of the PRC authorities. Currently, our U.S. auditor’s audit work for us can be inspected by the PCAOB and our auditor has no auditor’s work papers in China as of the date of this prospectus. We also have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in the PRC and we cannot assure you that our auditor’s audit work for us will continue to be able to be inspected by the PCAOB. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the U.S. on access to audit and other information currently protected by national law, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S.  Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm for such issuers completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive  years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S.  government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S.  Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July  2020, the U.S.  President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China- based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to public companies whose stock is registered with the SEC and are identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm located in a foreign jurisdiction and whose audit work that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and they also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Pursuant to the HFCA act, our securities may be prohibited from trading on the NASDAQ Capital Market or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive  years, and this ultimately could result in our Class A Shares being delisted.

On June 22, 2021, the U.S. Senate passed the AHFCA Act, which was signed into law on December 29, 2022, amended the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S.  stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive  years instead of three and, thus, reduced the time before our Class A Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction in connection with their audit works because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule  6100, Board Determinations Under the HFCA Act. Rule  6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Audit Alliance LLP is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S.  regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

On August  26, 2022, CSRC, the Ministry of Finance of the PRC and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong  Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. There can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong  Kong or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Class A Shares would force holders of our Class A Shares to sell their Class A Shares. The market price of our Class A Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. On December  15, 2022, the PCAOB Board determined the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The lack of access to the PCAOB inspection in mainland China and Hong  Kong prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in the mainland China and Hong Kong. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the mainland China and Hong  Kong makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of the mainland China and Hong Kong that are subject to the PCAOB inspections, which could cause existing and potential investors in our Class A Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On December 29, 2022, the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive  years instead of three, and thus, reduced the time before our Class A Shares may be prohibited from trading or delisted.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S.  regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While we understand there has been dialogue among the CSRC, the SEC, and the PCAOB regarding the inspection of PCAOB registered accounting firms in mainland China and Hong Kong, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Class A Shares would force holders of our Class A Shares to sell their Class A Shares. The market price of our Class A Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December  29, 2022. On December  29, 2022, the “Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March  24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC.  The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December  2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June  22, 2021, the U.S.  Senate passed a bill which, if passed by the U.S.  House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November  5, 2021, the PCAOB approved a new rule, PCAOB Rule  6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong  Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong  Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong  Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong  Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

On December  23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive  years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the “Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S.  stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, Audit Alliance LLP, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies traded publicly in the U.S.  and a firm registered with the PCAOB, it is subject to laws in the U.S.  pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong  Kong subsidiary.

The Class A Shares offered in this prospectus are those of the Company, a business company incorporated under the laws of the BVI with limited liability. The majority of our business operations are conducted through our subsidiary and hence, our revenue and profit are substantially contributed by our Hong Kong subsidiary. On March 31, 2023, KMT paid a dividend of HK$1,500,000 (equivalent to approximately US$191,352) to Kwok Yiu Keung and Kwok Yiu Fai, the Controlling Shareholders. We may consider paying further dividends in the near future. See “Dividend Policy.”

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our Hong Kong subsidiary and its distribution of funds to us, primarily in the form of dividends. The ability of our Hong  Kong subsidiary to make distributions to us depends upon, among others, their distributable earnings. The amounts of distributions that any of the Company’s subsidiary declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition.

Our Hong  Kong operating subsidiary’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on our Hong Kong operating subsidiary.

Economic conditions in Hong  Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and have a negative impact on our Hong  Kong operating subsidiary’s business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/ or the value of our Class A Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/ or foreign investment in Hong  Kong- based issuers, which could result in a material change in our operating subsidiary’s operations and/ or the value of the Class A Shares.

Our operations are primarily located in Hong Kong so we are subject to the laws, regulations and policies of the Hong Kong government as well as the influence of the PRC government. However, our ability to operate in Hong  Kong may be adversely affected by changes in its laws and regulations. As at the date of this prospectus, our current clientele is based in Hong Kong, but we may in the future have clients that are Hong  Kong-based public or private entities that may have shareholders or directors who are PRC individuals or entities, certain of whom may be materially adversely affected by changes in relevant laws and regulations. As such, our business operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may delay or impede our development. This may result in negative publicity or increase our operating costs; require significant management time and attention; and/or subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying out mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time. While we believe that our Hong  Kong operating subsidiary’s operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Hong Kong operating subsidiary’s cost of operations.

The Chinese government may intervene or influence our Hong  Kong operating subsidiary’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong operating subsidiary’s ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Class A Shares could decrease or become worthless.

It may be difficult for overseas and/ or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the U.S. generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of mutual and practicable cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March  2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests.

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in mainland China, U.S.  regulators may not be able to carry out such investigation or evidence collection directly in mainland China under the PRC laws. U.S.  regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

All our operations are currently conducted in Hong Kong. Hong Kong has a legal system separate and apart from mainland China. Our Hong Kong counsel has advised us that the Securities and Futures Commission of Hong Kong (the “SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (the “MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC.  This is also reflected in section 186 of the Securities and Futures Ordinance (Chapter  571 of the Laws of Hong  Kong) (the “SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong  Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will be maintained, or if it is, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Although we are based in Hong  Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/ or defend the allegations, which could harm our Hong  Kong operating subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Class A Shares if such allegations cannot be addressed and resolved favorably.

During the last several  years, U.S.  listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Class A Shares could decline because of such allegations, even if the allegations are false.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong- based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the U.S. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong  Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong  Kong) before their registration statements will be declared effective. On August  1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong  Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong  Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the PRC, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong  Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) issued by the Standing Committee of the PRC National People’s Congress in June  2020, the U.S.  State Department has indicated the U.S. no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong  Kong Autonomy Act, or HKAA, to remove Hong  Kong’s preferential trade status and to authorize the U.S.  administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong  Kong’s autonomy. The U.S.  may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong  Kong, which could potentially harm our business.

The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong  Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If a competent authority determines that we are in violation of the Hong  Kong National Security Law or the HKAA, our business operations could be materially and adversely affected.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China- based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Shares to investors and cause the value of our Class A Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high- quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th  meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November  1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2)  such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review; any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As at the date of this prospectus, our clientele is based in Hong  Kong. Nonetheless, we may in the future have clients that are Hong  Kong-based public or private entities that may have shareholders or directors who are PRC individuals, or PRC individuals or entities. Accordingly, we may collect and store certain data (including certain personal information) concerning such clients in connection with our business and operations and for “Know Your Customers,” or KYC, purposes. However, as advised by our PRC counsel, given that (i)  our operations are solely located in Hong Kong; (ii) we currently have no clients that are PRC entities, or individuals and therefore do not possess personal information of PRC users; (iii) we have not been identified as an operator of critical information infrastructure in mainland China, nor has engaged in data processing activities as online platform operator that affect or may affect the national security of PRC; (iv) we have not been engaged in data (including personal information) processing activities (including the collection, storage, use, processing, transmission, provision and disclosure of data from mainland China), we currently are not subject to the cybersecurity review nor prior approval of the CAC.

Having said that, these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of KMT, its abilities to accept foreign investments and the listing of our Class A Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to KMT, if KMT is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the U.S., or if the Measures for Cybersecurity Review (2021)  or the PRC Personal Information Protection Law becomes applicable to KMT, the business operations of KMT and the listing of our Class A Shares in the U.S.  could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If KMT becomes subject to the CAC or CSRC review, we cannot assure you that KMT will be able to comply with the regulatory requirements in all respects and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, KMT may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Class A Shares to investors and cause the value of our Class A Shares to significantly decline or be worthless.

PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March  31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working  days following their submission of IPOs or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii)  if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited combined financial statements (“CFS”) for the most recent fiscal year were derived from PRC domestic companies; and (B)  the majority of the issuer’s business activities are carried out in mainland China, or its main place(s)  of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland  China. In such circumstances, where  a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an IPO or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. As advised by our PRC counsel, given that (i) we do not have any business operations within the PRC; and (ii) we are not regarded as a Chinese domestic enterprise and do not meet any of the conditions stipulated by the Trial Measures, we are not subject to CSRC filing requirement.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China- based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Shares to investors and cause the value of our Class A Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to the Company.  We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Class A Shares or our Class A Shares may be prohibited from trading or may be delisted.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Shares.

Our business is conducted in Hong Kong through our operating subsidiary, namely KMT. Our books and records are reported in Hong Kong dollars, which is the currency of Hong  Kong. However, the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S.  dollars. The value of the Hong  Kong dollar against the U.S.  dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the U.S. Any significant revaluation of the Hong  Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong  Kong dollars suffer devaluation, the Hong  Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong  Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/ or the value of our Class A Shares.

Hong  Kong is a special administrative region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong  Kong special administrative region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition.

Hong Kong continues using the English common law system. On July 14, 2020, the U.S. signed an executive order to end the special status enjoyed by Hong Kong post-1997. In addition, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, it could potentially impact Hong  Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the U.S. or other countries. Accordingly, we cannot predict the effect of future developments in the Hong  Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong  Kong and all of our assets are located outside the U.S.  A majority of our directors and officers are Hong  Kong nationals or residents and a substantial portion of their assets are located outside the U.S. in Hong Kong. As such, you may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus. While judgments entered in the U.S. can be enforced in Hong Kong under common law, if you want to enforce a U.S. judgment in Hong Kong, it must be a final judgment, conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not involving taxes, fines, penalties or similar charges. Further, the proceedings in which the judgment was obtained cannot be contrary to natural justice, and the enforcement of the judgment cannot be contrary to Hong Kong public policy. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, should the PRC choose to exercise regulatory control over Hong Kong or otherwise impose PRC laws over Hong  Kong, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the BVI and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the BVI and Hong  Kong, see “Enforceability of Civil Liabilities.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a BVI business company and substantially all of our assets are located outside of the U.S.  In addition, all of our current directors and officers are nationals and residents of countries other than the U.S.  Substantially all of the assets of these persons are located outside the U.S.  and primarily in Hong  Kong, where each of our directors are located. Our counsel as to Hong Kong law is of the opinion of there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong  Kong and the U.S., as such judgments of U.S.  courts will not be directly enforced in Hong  Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.  As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these persons or to enforce against us or them judgments obtained in U.S.  courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. Even if you are successful in bringing an action of this kind, the laws of the BVI may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the BVI, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the U.S.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where our operation is located.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the U.S. or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Business

Our international footprint exposes us to a variety of operational risks

While our physical presence is in Hong Kong, our products are distributed and sold around the world, and most of our sales are denominated in US$.  As the toy industry is subject to stringent quality and safety standards in jurisdictions where our customers do business, the international scope of our operations exposes us to several types of complexities that increase the risks associated with our business, including but not limited to:

●	the need to serve our overseas customers with different cultural background and time zones resulting in difficulties in maintaining relationship with them;

●	different local laws and regulations, including relating to consumer protection, data privacy, labor, intellectual property, licensing, tax, trade, and customs duties or other trade restrictions;

●	the potential for unexpected changes in legal, political or economic conditions in the countries from which we source or into which we sell;

●	exposure to liabilities under various anti-corruption and anti-money laundering laws; and

●	fluctuations in foreign exchange rates against the US$.

If we fail to address the potential risks above, or if one or more of these risks materializes, this could have a material adverse effect on our reputation, business, financial condition and results of operations.

We may fail to anticipate and respond to changes in consumer preference and market trend in a timely manner

Our future growth depends on our ability to retain existing customers and to continue attracting new potential customers and gaining new purchases for our products. Constantly changing market trend and consumer preferences have affected and will continue to affect our business. To maintain our attractiveness, our product design and engineering team is constantly updated to provide latest trend in toy market by visiting and communicating with overseas toy retailers to understand the latest trend, and maintaining continuous communication with the design teams of the customers end to work out a desirable design appealing to the retail market. If we fail to update our product design and development regularly, customers may lose interest in our design solutions and products. We analyses market preference using historical sales data and determine our product design accordingly. We cannot guarantee that our prediction on consumer behavior could be accurate. To maintain our position in the toy market, we must stay abreast of constantly changing consumer preferences and anticipate product trends that will appeal to existing and potential customers, and any failure to identify and respond to such trends could result in decreased number of customers and reduced attractiveness of our design solutions and products. This may in turn lead to significant adverse effects on our business, financial condition and results of operations.

We are specialized in the design, development and sale of high quality infant and pre- school educational toys and learning kits. If the demand for educational toys does not achieve anticipated growth or even decrease, our business and results of operation would be materially and adversely affected.

We principally design, develop, manufacture and sell high quality infant and pre- school educational toys and learning kits. As a result, the sustainable growth of our business and our success depend on the overall demand for educational toys in general. We have historically benefited from the demand in this market. However, we cannot assure that the educational toy market and our customer demand will achieve the expected growth, or even sustain. If the industry does not grow as fast as we anticipate or even shrinks, or our customer demand otherwise decreases, our business and results of operation could be materially and adversely affected.

We generally do not enter into long- term contracts with our customers and purchase order we receive may fluctuate from period to period

As our sales are normally made on purchase orders, we do not have long-term contracts with our customers. Accordingly, we may have limited visibility as to our future revenue streams and there is no assurance that we will maintain or increase the level of our business with existing or potential customers. Our customers may cancel or defer purchase orders. Our customers’ purchase orders may vary from period to period, and it is difficult to forecast future order quantities. Should our customers decide to reallocate their budgets and choose our competitors due to the market conditions or we fail to provide attractive toy products to attract or retain customers or any other factors, the demand for our products may not grow or even decline and our business, results of operations and financial condition may be materially and adversely affected. As a result, our results of operations may vary from period to period and may fluctuate significantly in the future.

Developments adverse to our major customers could have an adverse effect on us

We expect that future sales will continue to depend on the success of our customers. In turn, the success of our customers depends on several factors, including but not limited to the consumer preference and market acceptance of our toy products, the level of discretionary consumer spending in countries in which our customers do business, as well as the distribution channels of our customers. Developments adverse to our major customers or our products could have an adverse effect on us. If there are any other developments adverse to our major customers such as any significant changes in the operations or financial condition of our major customers, including consolidation or change of ownership, restructuring or liquidation, we may experience a material adverse effect on our business, operating results and financial condition. Any significant changes in the operations or financial condition of our major customers, including liquidity problems or restructuring, could cause us to limit or discontinue business with such customers, or require us to assume more credit risk relating to receivables from such customers, which could have a material adverse effect on our business, financial condition and results of operation.

Fluctuation in foreign currencies could have an impact on our sales

We believe that the fluctuations in currencies have a direct impact on our customers’ demand of our toy products, which would in turn affect our sales performance and results of operations. Our sales were mainly denominated in US dollars. As such, as a result of the depreciation of the domestic currency of our targeted markets against US$, our products may become relatively more expensive and our customers may reduce their purchase of our products, which in turn adversely affected our sales. Fluctuations in the domestic currency of our customers is beyond our control. If there is material fluctuations in the domestic currency of our targeted markets and we cannot mitigate such impact by enhancing our sales and marketing and stimulating demand for our toy products in other regions, our business, financial condition and results of operations may be adversely affected.

Our business is dependent on the strength of our design capability and product quality, and market perception of our reputation. If we fail to maintain and enhance our reputation, our business, results of operation and prospects may be materially and adversely affected.

We believe that our toy product development solution is well received by our customers, and our business and financial performance are substantially dependent on the strength and the market perception of our reputation. We offer one stop solution in design and development of toy products. Our Directors believe that the notable awareness of our capabilities in product innovation and quality control contributes to higher recognition amongst customers, thus lower marketing costs. Therefore, we believe that maintaining and enhancing our reputation as a one stop toy design solution house are critical to expand and retain our customer base. Many factors, some of which are beyond our control, may negatively impact our brand image and reputation, such as:

●	any customer complaints or negative publicity relating to our products quality, delivery times, product returns procedures, customer data handling and security practices;

●	alleged misconduct or other improper activities committed by our employees; and

●	any fraudulent, false or misleading information relating to our products.

We cannot guarantee that negative reports about our business or our brand will not occur in the future and serious damage to our brand, public image, reputation and business may follow as a result. If we are unable to maintain or enhance our brand image, or our brand image is negatively damaged, our business, financial condition and results of operation may be adversely and materially affected.

Any changes to international trade regulations, quotas, tariffs and duties may affect prices of and demand for our products

Our customers are mainly located in North America and Europe. Therefore, our results of operations are largely affected by the level of demand for our products from our customers in North America and Europe which is in turn influenced by a number of factors which are beyond our control, including, amongst others, the economic conditions, customer preferences and trade policies in countries where our customers are located. The countries which our products are imported into may from time to time impose additional quotas, duties or tariffs. Any changes to international trade regulations, quotas, tariffs and duties may in turn affect the prices of and demand for our products. We cannot assure you that future international trade regulations, quotas, tariffs and duties will not increase our costs or provide our competitors with an advantage over us. As such, any of the above may have a material adverse effect on the business, financial condition and performance of our Group.

We are exposed to risks relating to our suppliers that manufacture our products, and we may not be able to successfully establish and operate manufacturing operations.

We have developed a nimble and low-fixed cost business model whereby our products are mostly manufactured and supplied by Fully Starise Limited (“Fully Starise”) which represents approximately 85.34% of our cost of revenue. Fully Starise is an independent third party supplier that operates a factory in the PRC.  We consider Fully Starise a reliable partner and strong back up of production capability to us whereby we have entered into long term supply agreement with Fully Starise and will expiry on December 31, 2028 to secure stable and quality supply of toy products. Due to the reliance on our business relationship with Fully Starise, any interruption of its operations, any failure of Fully Starise to accommodate our growing business demands, any termination or suspension of our cooperation terms, or any deterioration of cooperative relationships with Fully Starise may materially and adversely affect our operation. Failure by Fully Starise to provide us satisfactory products and/or services in a timely manner is likely to have material adverse effect on our business, financial condition and results of operations. There is a risk in relying on third-party supplier in that we are dependent on the supplier’s ability to produce a product which meets our quality standards and delivery requirements as well as being dependent upon the supplier’s production priorities. We do not presently have any plans to engage another supplier since Fully Starise is familiar with our products, and we are devoting our efforts to establishing our own production facilities with no assurance that we can successfully establish manufacturing facilities.

Additionally, we rely on the ability and efficiency of Fully Starise to supply products to us. As we have no ownership or managerial control over Fully Starise, we cannot assure you that Fully Starise will constantly provide us products with desired quality and in sufficient quantities as required in a timely manner or at all time strictly adhere to the terms and conditions under the Service Agreement.

We rely on a limited number of third- party suppliers to manufacture our toy products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products and rely instead on third-party contract manufacturers. Our products are mostly manufactured and supplied by Fully Starise which represents approximately 85.34% of our cost of revenue. Despite that we have entered into long term supply agreement with Fully Starise to secure stable supply of quality products and provide product warranty to our customers, our reliance on a limited number of third-party contract manufacturers increases the risk of supply disruption. If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements or fill our orders in a timely manner. We allocate production orders among our suppliers based on the manufacturers’ capability, capacity and cost, but there is no assurance that we will be able to utilize capable manufacturers that have capacity at reasonable costs. Even if we are able to diversify our suppliers, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. Any delays, interruption or increased costs in the supply of toy products could have an adverse effect on our ability to meet customer demand for our products and result in lower net sales and income from operations, both in the short and long term. During the two years ended March 31, 2025, we did not encounter any supply disruption due to such reliance on a limited number of third- party suppliers.

We are subject to the risk of increase in inventories and inventory turnover days and a sudden decrease in market demand for our products may lead to obsolete inventories

As we operate in an industry that is subject to changing market trends, a sudden decrease in the market demand for our products and the corresponding unanticipated drop in the sales of our products could cause our inventory to accumulate and may adversely affect our financial condition and results of operations. In the event that we fail to properly assess our need and maintain an appropriate inventory level, we may build up excessive inventories. As a result, this may have an adverse impact on our financial conditions and results of operations.

Our cash flows may deteriorate due to potential mismatch in time between receipt of payments from our customers and payments to our suppliers, which could adversely affect our business, financial condition and results of operation.

In the procurement and sales of our products, there are often time lag between making payments to our suppliers and receiving payments from our customers, resulting in potential cash flows mismatch. If we choose to pay our suppliers only after receiving payments from our customers, we will risk our reputation being harmed as not being able to make payments on a timely manner, which could harm our ability to engage capable and quality suppliers for our business in the future.

Fluctuations in prices of raw materials could negatively impact the production cost of finished products. Full Starise may transfer any increase in cost of production to us by increasing the unit price of finished products purchased by us. If we are unable to transfer such costs to our customers by raising the selling price, our operations and profitability may be adversely affected

In order to control the quality of our products and ensure that finished products adhere to original design, we would designate raw materials and components suppliers to Full Starise and closely manage the production process. We are subject to the price fluctuation in raw materials used by suppliers in the production of our products. If the supply of raw materials is substantially interrupted or reduced or if there are significant increases in the prices fluctuation pay for raw materials or if there are unfavorable fluctuations in the quality of these raw materials, the increase in cost of production may be priced in the ex-factory price of the finished products and transferred to us through the increase in unit price of finished products purchased by us. If we cannot identify alternative sources of raw materials or transfer such costs to our customers by raising the selling price, our operations and profitability may be adversely affected.

Our sales may be affected by seasonality.

We believe that there is a seasonal pattern in the spending behavior of customers, in particular overseas customers, which may affect the results of our operation. Our shipment peak season takes place between June and August of each year in which we achieve significant higher sales than other months to meet the Christmas and New Year holiday seasons. On the other hand, our ability to accept more purchase orders of our products from our customers during the peak seasons may be restricted by limited production capacity of Full Starise that manufacture our toy products. Any reduction in the sales of our toy products during the peak season may have an adverse material impact on our sales and performance. Furthermore, comparisons of sales and operating results between different periods within a single financial year may not be meaningful and should not be relied upon as indicators of our performance. Due to these seasonal consumption patterns (most of which are outside our control), our operating results and financial condition may fluctuate from period to period.

We may face possible claims over our products which may be defective

Our products may contain latent defects or flaws, any flaws or defects discovered in our products after delivery could result in loss of revenue or delay in revenue recognition, damage to our reputation and our relationship with customers and increased service cost. Any of such occurrence could adversely affect our business, operating results and financial conditions. If our products proved to be defective, we may be subject to claims for compensation and may incur significant legal costs regardless of the outcome of any claims of alleged defect. Although we may have legal recourse against the suppliers or some other manufacturers of our toy products pursuant to applicable laws, attempts to enforce our rights against these suppliers may be expensive, time-consuming and may not be successful, particularly since they are located in China, and we may not be able prevail in a Chinese court.

Our business, financial condition and results of operations may be adversely impacted by product defects or other quality issues.

The target users of our toy products are children and therefore our products are subject to stringent safety and quality requirements. Our products may contain defects that are not detected until after they are shipped or inspected by our users. The failure of our supplier or, when we commence manufacturing operations, our operations to maintain the consistency and quality throughout our production process could result in substandard quality or performance of our products, and product defects could cause significant damage to our market reputation and reduce our sales and market share. For example, the products we distribute may contain electromechanical components. Defects in these products could result in personal injury, property damage, pollution, release of hazardous substances or damage to equipment and facilities. As we primarily rely on one supplier, Fully Starise which is an independent third party, to manufacture our products, if this supplier does not produce products that meet the industrial and our standards, we may fail to maintain our quality control over our products. Actual or alleged defects in the products we distribute may give rise to claims against us for losses and expose us to claims for damages. If we deliver any defective products, or if there is a perception that our products are of substandard quality, we may incur substantial costs associated with mass product recalls, product returns and replacements and significant warranty claims, our credibility and market reputation could be harmed and our results of operations and market share may be adversely affected.

Further, defective products may result in compliance issues that could subject us to administrative proceedings and unfavorable results such as product recall and other actions. Such proceedings and unfavorable results could have a material adverse effect on our brand, reputation and results of operations.

Failure to attract and retain key management and technical staff may hinder our business prospects

Our success has been, to a large extent, attributable to the continued commitment of our senior management team with their extensive expertise, knowledge, experience and technical know-how in the toy industry. We believe that our future business growth and development will depend on our ability to attract, recruit, train and retain our key management and technical personnel. Should any of our members of our senior management team ceases employment with our Group, we may not be able to recruit a competent replacement with comparable knowledge, skills and qualifications in a prompt and timely manner or at all, which may significantly disrupt our operations and adversely affect our financial results and business prospects.

Our Group is reliant on our professional team of toy product designers and engineers for product development and project managers to manage the production process and quality control. The ability of our Group to retain such core professional team members is crucial to our Group’s continual business operation and income generation. Although we have good working relationships among our staff, there is no guarantee that such working relationships will be maintained in the future. Any failure to recruit and retain the necessary personnel in a timely manner could hinder our business and prospects.

We depend on third- party providers and suppliers for raw materials, components and finished products. Any failure or interruption in products or services provided by these third parties could harm our ability to operate our business.

We would designate suppliers of raw materials and components to Full Starise for the production of finished products in order to ensure that product safety and quality are up to our standards and the finished products adhere to our original design. As a result, our ability to deliver quality products to customers depends on third parties providing us with timely and reliable raw materials and Full Starise subsequently providing us with timely and reliable finished products at acceptable prices. Any delays, malfunctions, inefficiencies or interruptions in these products or services could adversely affect the quality and performance of our projects and require considerable expense to recall and replace our products, which could harm our brand, reputation or growth. In addition, if we are unable to avail ourselves of warranties and other contractual protections with providers of products and services, we may incur additional costs related to the affected products and services, which could adversely affect our business, operating results, or financial condition.

We have a customer concentration, with a limited number of customers accounting for a significant portion of our total revenue. If we are unable to retain a broad group of existing customers, lose one or more significant customers, or fail to attract new customers, our results of operations could suffer.

For the years ended March 31, 2025 and 2024, revenue from top five customers of our Group accounted for approximately 80.61% and 76.4% of our Group’s total revenue. Increasing the growth and profitability of our business is particularly dependent upon our ability to retain existing customers and capture additional customers. Our ability to do so is dependent upon our ability to provide high quality products and offer competitive prices. If we are unable to execute these tasks effectively, we may not be able to attract a significant number of new customers and our existing customer base could decrease, including the loss of a significant customer, either or all of which could have an adverse impact on our revenues.

Complaints from our clients may affect our reputation and our ability to retain our existing clients and secure new clients.

We may receive complaints from clients for any delay in product development progress and/or product delivery and/or substandard services provided by us. If the number of complaints received by us increases, our reputation could be affected by these complaints which may have negative impact on our ability to retain existing clients or our ability to secure new clients. Our clients may not continue to place purchase orders with us and use our services which could have an adverse impact on our business and financial performance.

Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Class A Shares.

Since our establishment, there has not been any negative publicity and allegations made by personnel registered with us against our Group. However, we cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our Class A Shares. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. In the event that our insurance coverage is inadequate, we may have to pay out of our own resources to compensate the personnel for any damages suffered if the court does not rule in our Group’s favor based on its interpretation of the facts of such claims and we are found to be at fault. If any complaint escalates to become a claim against us, even unsuccessful, we may have to divert resources to address the claim. Liabilities in respect of such claims could adversely affect our financial position and results of operations.

Our insurance coverage may not be sufficient to cover all losses or potential claims from our clients which losses could affect our business, financial condition and results of operations.

We may become subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant property damage or personal injury occur in our facilities or to our employees due to accidents, natural disasters, or similar events, our business may be adversely affected, potentially leading to a loss of assets, lawsuits, employee compensation obligations, or other form of economic loss. Although our Directors believe that we have sufficient insurance coverage in accordance with industry practices, and we will increase our insurance coverage when necessary, there is no guarantee that our existing insurance coverage is sufficient to indemnify us from possible losses or that we can be insured on terms which are acceptable to us. Our insurance policies also may not continue to be available at economically acceptable premiums, or certain types of insurance may not be obtained at a reasonable cost, or at all. For example, insurance covering losses from acts of war, terrorism, or natural catastrophes is either unavailable or cost prohibitive. Any losses that we may incur which we are not insured against may adversely affect our business, financial condition and results of operations.

We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong.

Currently, we have our entire operations in Hong  Kong. We are affected by macroeconomic factors, such as general economic conditions, population growth, infrastructure development, and market sentiment which are in part, influenced by government spending, infrastructure spending, unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment and economic outlook, all of which are beyond our control. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Hong  Kong. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our operations and financial performance.

We are exposed to credit risks of our customers.

As at March 31, 2025 and 2024, our Group had accounts receivable of US$1,387,915 and US$1,224,980, respectively. We do not have access to all the information necessary to form  a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of our IPO, we were a private company mainly operating our businesses in Hong Kong. As a result of our IPO, our Company becomes subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We may be subject to litigation, claims or other disputes.

We may from time to time be involved in disputes arising from contracts with customers, employees, or other third parties. Claims may also arise from disputes with customers on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us may materially and adversely affect our financial performance.

Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Moreover, liquidated damages, legal proceedings resulting in unfavorable judgment may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial performance and prospects.

We are dependent on external financing to support our business growth.

We rely on bank loans to finance our operations. Our total borrowings were US$1,039,193 and US$621,428 as at March 31, 2025 and 2024, respectively.

Our ability to obtain adequate financing on terms which are acceptable to us depends on a number of factors such as our financial strength, our creditworthiness and our prospects, and other factors that are beyond our control, including general economic, industry, liquidity and political conditions, the terms on which financial institutions are willing to extend credit to us, central bank’s policy rates and cash reserve requirements for banks, and the availability of other sources of debt financing or equity financing. There may also be covenants that restrict our ability to pay dividends and/or restrict our flexibility in utilizing working capital to react to changes in the business environment. Additionally, our business requires significant amount of working capital to fund the payroll of workers before the corresponding progress payments from clients, and inability to finance the payroll payment and temporary cash flow imbalance arising therefrom can adversely affect our operation and curtail our business growth. If all or a substantial portion of our bank facilities are withdrawn, or we cannot access additional banking facilities, our operations and financial performance will be adversely and materially affected.

In addition, our finance costs were US$76,564 and US$55,550, or approximately 14.16% and 5.18% of our profit before income tax for the years ended March 31, 2025 and 2024, respectively. Since we rely on these facilities to finance our operations, any increase in interest rates on facilities extended to us may have a material and adverse impact on our financial performance.

We may default on our obligations under our credit facilities.

We entered into banking facilities with a bank in Hong  Kong which include an overdraft facility and revolving term loan. A failure to repay any of the indebtedness under our banking facilities as they become due or to otherwise comply with the covenants contained in any of such agreements could result in an event of default thereunder. If not cured or waived, an event of default under any of such agreements could enable the lender thereunder to declare all borrowings outstanding on such debt, together with accrued and unpaid interest and fees, to be due and payable. In such an event, we may not be able to pay dividends or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration could cause us to lose a substantial portion of our assets and will substantially adversely affect our ability to continue our operations.

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

We have registered our trademark to protect our intellectual property rights in Hong Kong. Should our trademark be violated or infringed, there may be confusion by potential customers who have not previously worked with us.

Given our limited resources, we may not be able to effectively prevent third parties from violating our Company’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our intellectual property rights by our competitors or other third parties. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Company’s reputation, goodwill and financial performance.

As at the date of this prospectus, whilst we have not experienced any claims for intellectual property rights infringement, there is no assurance that the products, services, technologies and advertising we use in our business do not or will not infringe valid intellectual property rights held by third parties in the future. In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Before IPO, we were a private company with limited accounting personnel and resources to address our ICFR. Our management has not completed an assessment of the effectiveness of our ICFR and our independent registered public accounting firm has not conducted an audit of our ICFR. However, in connection with the audits of our CFS for the years ended March 31, 2025 and 2024, we and our independent registered public accounting firm identified material weaknesses in our ICFR as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in ICFR. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of qualified personnel who are knowledgeable in U.S. GAAP and pertinent SEC reporting requirements; and (iii) a lack of well-established policies and procedures to ensure timely account reconciliations, review and detection of errors or inaccuracies in the Company’s consolidated and combined financial statements.

We intend to implement measures designed to improve our ICFR to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to enable proper segregation of duties; (ii) establishing policies and procedures designed to prevent and/or detect unauthorized transactions; and (iii) implementing procedures designed to strengthen our financial reporting process and ability to reduce the risk of material misstatement in our CFS. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

Effective ICFR is important to prevent fraud. The market for and trading price of our Class A Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Class A Shares. The absence of ICFR may inhibit investors from purchasing our Class A Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Capital Market Company Guide.

We may make acquisitions which could divert the attention of management and which may not be integrated successfully into our existing business.

We may pursue acquisitions to increase our market penetration, enter new geographic markets and expand the scope of services we provide. We cannot guarantee we will identify suitable acquisition candidates, that acquisitions will be completed on acceptable terms or that we will be able to integrate successfully the operations of any acquired business into our existing business. The acquisitions could be of significant size and involve operations in multiple jurisdictions. The acquisition and integration of another business would divert management attention from other business activities. This diversion, together with other difficulties we may incur in integrating an acquired business, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may borrow money or issue capital stock to finance acquisitions. Such borrowings might not be available on terms as favorable to us as our current borrowing terms and may increase our leverage, and the issuance of capital stock could dilute the interests of our stockholders. Currently, we are not contemplating the acquisition of any specific entity.

Risk Related to Our Corporate Structure

We are incorporated under the laws of the BVI and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the U. S.   You may face difficulties in protecting your interests, and your ability to protect your rights through U. S.  courts may be limited.

We are incorporated under the laws of the BVI. We conduct our operations outside the U.S.  and substantially all of our assets are located outside the U.S.  In addition, substantially all of our directors and executive officers named in this prospectus reside outside the U.S., and most of their assets are located outside the U.S.  As a result, it may be difficult for investors to effect service of process within the U.S. upon our directors or officers or to enforce judgments obtained in the U.S. courts against our directors and officers.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BCA and the common law of the BVI.  The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI laws are to a large extent governed by the BCA and the common law of the BVI.  The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law, which has persuasive, but not binding authority, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under the BVI laws may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S.  In particular, the BVI has a less developed body of securities laws than the U.S. In addition, BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

Shareholders of a BVI business company like us could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BCA. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI business company being more limited than those of shareholders of a company organized in the U.S. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the U.S. based on certain liability provisions of U.S.  securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BCA offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s)  to comply with, or restraining the company or a director from engaging in conduct that contravenes the BCA.  Under the BCA, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI law and the constitutional documents of the company, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BCA dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BCA and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BCA also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S.  To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board or the Controlling Shareholder than they would as public shareholders of a company incorporated in the U.S. For a discussion of significant differences between the provisions the Companies Act and the laws applicable to companies incorporated in the U.S. and their shareholders, please refer to the section titled “Description of Shares — Differences in Corporate Law”.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Shares and Class B Shares. Based on our dual-class voting structure, holders of Class A Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Shares will be entitled to ten (10) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, our Controlling Shareholders beneficially own 91.9% of the aggregate voting power of our Company immediately following the completion of our IPO, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholders may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholders differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Shares of the opportunity to sell their shares at a premium over the prevailing market price.

We cannot predict the effect our dual- class structure may have on the market price of our Class A Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our ordinary shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our ordinary shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Shares less attractive to other investors. As a result, the market price of our Class A Shares could be adversely affected.

The future sales of Class A Shares by existing shareholders may adversely affect the market price of our Class A Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Sales of a substantial number of our Class A Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Shares. Despite such a decline in the public trading price, certain Selling Shareholders may still experience a positive rate of return on the Class A Shares due to the lower price that they purchased the Class A Shares compared to other public investors and may be incentivized to sell their Class A Shares when others are not.

Risks Related to Our Class A Shares

Volatility in our Class A Share price may subject us to securities litigation.

The market for our Class A Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Class A Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

Certain recent IPOs of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Shares.

In addition to the risks addressed above in “— Our Class A Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares,” our Class A Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and IPO sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Shares. In addition, investors of our Class A Shares may experience losses, which may be material, if the price of our Class A Shares declines after our IPO or if such investors purchase shares of our Class A Shares prior to any price decline.

Holders of our Class A Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Shares and understand the value thereof.

Our Controlling Shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our Controlling Shareholders hold 76.7% or more of our issued and outstanding Ordinary Shares or 91.9% of the total voting power if the underwriters do not exercise their over-allotment option (or 75.7% of our issued and outstanding Shares or 91.5% of the total voting power if the underwriters exercise their over-allotment option). As a result, these shareholders will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We are a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

On December 2, 2024, Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah entered into an Acting in Concert Agreement pursuant to which they undertake that following the completion of our IPO, the controlling shareholders shall act in concert in relation to all matters that require the decisions of the shareholders of the Company. As a result of the Acting in Concert Agreement, our Controlling Shareholders collectively control 91.9% of the total voting power following the completion of our IPO. As a result of the Acting in Concert Agreement, our Controlling Shareholders hold a majority of the voting power of KTech and upon the completion of our IPO, we become a “controlled company” as defined under the Nasdaq Listing Rules. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our Board of Directors must be independent directors or that we have to establish a nominating committee and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. However, following the IPO, we voluntarily have a majority of independent directors and our audit committee consists of three independent directors.

Nasdaq Capital Market may apply additional and more stringent criteria for our continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Section 101 of the Nasdaq Capital Market Company Guide, Nasdaq Capital Market has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq Capital Market inadvisable or unwarranted in the opinion of Nasdaq Capital Market, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq Capital Market.

Additionally, Nasdaq Capital Market has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq Capital Market was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the Board or management. Our IPO was relatively small and the insiders of our Company will hold a large portion of the company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq Capital Market for our continued listing.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Share price or trading volume to decline.

If a trading market for our Class A Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Class A Share price, our Class A Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Class A Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

The Company was incorporated under the laws of the BVI and a majority of our directors and officers reside outside the U.S.. Moreover, many of these persons do not have significant assets in the U.S.  As a result, it may be difficult or impossible to effect service of process within the U.S.  upon these persons, or to recover against us or them on judgments of U.S.  courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the BVI would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S.  federal securities laws, or entertain original actions brought in the BVI against us or our directors and officers predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the U.S.  and the BVI providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the BVI of judgments obtained in the U.S.  Some remedies available under the laws of U.S.  jurisdictions, including remedies available under the U.S.  federal securities laws, may not be allowed in the BVI courts if contrary to public policy in the BVI. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the BVI relating to the protection of the interest of minority shareholders are different from those in the U. S.

Our corporate affairs are governed by our Memorandum and Articles of Association, and by the BCA and common law of BVI.  The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are to a large extent governed by the BCA and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI.

The laws of the BVI relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the U.S.  and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the U.S. Potential investors should be aware that there is a risk that provisions of the BCA may not offer the same protection as the relevant laws and regulations in the U.S.  may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we will be required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S.  laws that our competitors, mostly private companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange  Act, reporting obligations applicable to a U. S.   domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange  Act that are applicable to U.S.  domestic public companies, including (i)  the sections of the Exchange  Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange  Act; (ii)  the sections of the Exchange  Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange  Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section  16 of the Exchange  Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form  20-F until 120  days after the end of each fiscal year, while U.S.  domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation  Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq Capital Market Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital Market corporate governance listing standards applicable to a U. S.  domestic Nasdaq Capital Market listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq Capital Market Company Guide that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the BVI, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete our IPO. Under the Nasdaq Capital Market Company Guide, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United  States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S.  domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S.  federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

We incur increased costs as a result of being a public company.

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq Capital Market Company Guide increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we are required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO; (b) in which we have total annual gross revenue of at least US$1.235  billion; or (c)  in which we are deemed to be a large accelerated filer, which means the market value of our Class A Shares that is held by non-affiliates exceeds US$700  million as of the last business  day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section  404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s ICFR.  If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC.  For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We may allocate the net proceeds from our IPO in ways that differ from the estimates discussed in the section titled “Use of Proceeds” in our Prospectus and with which you may not agree.

The allocation of net proceeds of our IPO set forth in the “Use of Proceeds” section in our prospectus dated July 15, 2025 (the “Prospectus”) represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We anticipate we will use the net proceeds from our IPO for (i) potential investments and/or acquisition of a factory in Vietnam and/or other South East Asian countries; (ii) expansion and recruitment of product designers and engineers; (iii) obtaining licensed rights from internationally renowned intellectual properties licensors for co-branded products; and general administration and working capital. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of our IPO and we may find it necessary or advisable to use all or portions of the proceeds from our IPO for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” in our Prospectus. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from our IPO in a manner that does not produce income or preserve value. See “Use of Proceeds” in our Prospectus for additional information.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U. S. federal income tax purposes for any taxable year, which could subject U. S. investors in the Class A Shares to significant adverse U. S. income tax consequences.

In general, we are treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiary) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiary) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact- intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Our Company intends to grant employee share options and other share- based awards in the future. Our Company will recognize any share- based compensation expenses in our statements of comprehensive loss. Any additional grant of employee share options and other share- based awards in the future may have a material adverse effect on our results of operation.

Our Company adopted an employee share incentive plan in 2025, for the purpose of granting share-based compensation awards, in an aggregate amount of up to 10% of our issued and outstanding Class A Shares following our IPO, to our employees, directors and consultants to incentivize their performance and align their interests with ours. Under the said plan, we expect to be permitted to issue options to purchase or share awards of up to 1,500,000 Class A Shares. As of the date of this prospectus, we have not awarded any shares and no options to purchase Class A Shares have been exercised and no Class A Shares have been issued upon exercised vested options, in each case under the said plan. As a result of these grants and potential future grants, we expect to continue to incur significant share-based compensation expenses in the future. The amount of these expenses is based on the fair value of the share-based awards. We account for compensation costs for all share options using a fair-value based method and recognize expenses in our statements of profit or loss and other comprehensive income. The expenses associated with share-based compensation will decrease our profitability, perhaps materially, and the additional securities issued under share- based compensation plans will dilute the ownership interests of our shareholders. However, if we limit the scope of our share-based compensation plan, we may not be able to attract or retain key personnel who expect to be compensated by options.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by the Company to be dealt with. None of the Company, its directors, officers, advisors or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations, assumptions, estimates or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” or the negative of these terms, or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services;

●	our expectations regarding our client base;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	overall industry and market performance;

●	changes in the laws that affect our operations;

●	our expectation regarding the use of proceeds from the offering;

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements; and

●	other factors set forth under “Risk Factors.”

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

All ordinary shares offered by this prospectus are being registered for the accounts of the Selling Shareholders and we will not receive any proceeds from the sale of these shares.

DIVIDEND POLICY

On March 31, 2023, KMT paid a dividend of HK$1,500,000 (equivalent to approximately US$191,332) to the Controlling Shareholders. No dividend was approved and declared during the year ended March 31, 2025 and 2024. We may declare or pay additional dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our Board, subject to compliance with applicable BVI laws. Our Board will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, and other implications on the payment of dividends by us to our shareholders or by our subsidiary to us, and such other factors as our Board may deem relevant.

Subject to the BCA and our Articles of Association, our Board may authorize payment of a dividend to our shareholders at such time and of such an amount if they are satisfied, on reasonable grounds, that immediately after the distribution (a) we will be able to pay its debts as they fall due; and (b)  the value of our assets exceeds our liabilities.

As we are a holding company incorporated in the BVI with no operating revenue or profit of our own, we rely on dividends paid to us by our subsidiary for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiary. According to the BCA, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Class A Shares will be paid in U.S. dollars.

There are currently no income, withholding or capital gains taxes in the BVI applicable to us. Our shareholders will not be subject to any income, withholding or capital gains taxes in the BVI with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the BVI.

CORPORATE HISTORY AND STRUCTURE

The diagram below illustrates our corporate structure and identifies our subsidiary as of the date of this prospectus:

Prior to the incorporation of the Company, our principal operations were carried out through KMT. KMT was wholly owned by our Controlling Shareholders being Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah.

On December 2, 2024, K-Tech Solutions Company Limited was incorporated under the laws of the BVI, and was authorized to issue a maximum of 500,000,000 ordinary shares of a single class with par value of US$0.0001 per share. A total of 30,000 ordinary shares were issued and allotted to Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah. On December 20, 2024, as part of the reorganization in contemplation of our IPO, we completed a share swap transaction, pursuant to which KTech acquired all the issued shares of KMT from Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah by way of allotting and issuing an aggregate of 19,470,000 ordinary shares to them. As of the date of this prospectus, KMT, our Hong Kong operating subsidiary, is wholly-owned, directly by the Company. As a result, the Company total issued 19,500,000 ordinary shares to them.

On December 30, 2024, our Controlling Shareholders sold a total of 3,000,000 ordinary shares to five corporations, all of whom have no affiliation with us.

On May 15, 2025, the Company passed a written resolution to re-designate and re- classify its existing authorized ordinary shares. Prior to the re-classification exercise, the Company is authorized to issue a maximum of 500,000,000 ordinary shares of a single class with a par value of US$0.0001 each. Subsequent to the re- classification exercise, the Company’s authorized shares were 500,000,000 ordinary shares with a par value of US$0.0001 each comprising (a) 495,500,000 Class A Shares with a par value of US$0.0001 each; and (b) 4,500,000 Class B Shares with a par value US$0.0001 each.

On May 16, 2025, the Company had 15,000,000 Class A Shares and 4,500,000 Class B Shares, issued and outstanding, respectively (the “Re- designation”). Holders of Class A Shares and Class B Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Share is entitled to one (1) vote and each Class B Share is entitled to ten (10) votes. All such Class B Shares are held by our Controlling Shareholders.

On July 15, 2025, the Company entered into the Underwriting Agreement with American Trust Investment Services, Inc., as representative of the Underwriter, pursuant to which the Company agreed to sell to the Underwriter in the Offering an aggregate of 1,600,000 Class A Shares, par value US$0.00001 per share, at a public offering price of US$4.00 per share. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 240,000 Class A Shares to cover over-allotment, if any. The Class A Shares were offered by the Company pursuant to a registration statement on Form F-1, as amended (File No. 333- 287391), filed with the Commission, which was declared effective by the SEC on July 15, 2025.

On July 17, 2025, the Company closed its initial public offering of 1,600,000 of the Company’s Class A Ordinary Shares. Under the terms of the Underwriting Agreement, the Company sold a total of 1,600,000 Class A Ordinary Shares at an offering price of US$4.00 per Ordinary Share for gross proceeds of US$6.4 million. A final prospectus relating to the Offering was filed with the SEC on July 16, 2025.

As at the date of this prospectus, the ownership of our subsidiary are as follows:

Name	Background	Ownership
KMT	Incorporated on November 4, 2016 as a private company limited by shares under the laws of Hong Kong. As part of the Reorganization, on December 20, 2024, the Company as purchaser, and Mr. Kwok Yiu Fai, Mr. Kwok Yiu Keung and Mr. Kwok Yiu Wah, as sellers, entered into a sale and purchase agreement, pursuant to which the Company acquired the entire share capital of KMT.	100% owned by the Company

The Company was incorporated as a business company in the BVI on December 2, 2024. We first began operations in 2016 through its operating subsidiary, KMT.

On July 17, 2025, the Company closed its IPO of 1,600,000 Class A Shares for gross proceeds of approximately $4.49 million. The offering shares were priced at $4.00 per share.

As at the date of this prospectus, 12,000,000 Class A Shares and 4,500,000 Class B Shares issued were legally and beneficially owned by our Controlling Shareholders, and 3,000,000 Class A Shares were legally and beneficially owned by five corporations, all of whom have no affiliation with us. Our Controlling Shareholders holds 91.9% of the voting power immediately after our IPO. Because more than 50% of the voting power of the Company is held by our Controlling Shareholders after the completion of our IPO, we are a controlled company under the Nasdaq Capital Market corporate governance rules. See “Risk Factors — Risks Related to Our Ordinary Shares.”

At each general meeting, each Class A shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A Share which such shareholder holds and each Class B shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have ten (10) votes for each Class B Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the BVI, but our Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the fiscal years ended March 31, 2025 and 2024, please read “Item 5. Operating and Financial Review and Prospects” in our FY2025 Annual Report, which is incorporated by reference into this prospectus.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our FY2025 Annual Report , which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our FY2025 Annual Report, except as otherwise set forth in this prospectus.

REGULATIONS

For major regulations that impact our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations” in our FY2025 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our FY2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our FY2025 Annual Report, except as otherwise set forth in this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Shares as of the date of this prospectus, by:

●	each person or entity known by us to own beneficially more than 5% of our outstanding Shares;

●	each of our directors, executive officers, and director nominees; and

●	all of our executive officers, directors, and director nominees as a group.

Beneficial ownership of our Shares is determined in accordance with the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after the offering is based on the number of Shares issued and outstanding as at the date of this offering.

The percentages of Shares beneficially owned after the offering assume that the underwriters will not exercise their option to purchase additional Class A Shares in our IPO. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Shares listed below have sole investment and voting power with respect to such shares.

Upon the closing of this offering, none of our shareholders will have different voting rights from other shareholders. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by any another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

	Shares Beneficially
	Owned Prior to the
	Offering
	Number of	Number of	Percentage of
	Class A	Class B	voting
Name of Beneficial Owner(1)	Shares	Shares	power
Directors, director nominees, and executive officers
Kwok Yiu Keung	4,000,000	1,500,000	30.8%
Kwok Yiu Wah	4,000,000	1,500,000	30.8%
Hui Suk Man	Nil	Nil	Nil
Yung Hoi Tin	Nil	Nil	Nil
Kwok Tsz Him	Nil	Nil	Nil
Ho Shing Hei Dodge	Nil	Nil	Nil
Lee Chun Man	Nil	Nil	Nil
Ip Hok To	Nil	Nil	Nil
Directors, director nominees, and executive officers as a group	8,000,000	3,000,000	61.6%
5% or greater principal shareholders:
Kwok Yiu Fai	4,000,000	1,500,000	30.8%
Kwok Yiu Keung	4,000,000	1,500,000	30.8%
Kwok Yiu Wah	4,000,000	1,500,000	30.8%

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is at Unit A, 7/F, Mai On Industrial Building, 17-21 Kung Yip Street, Kwai Chung, New Territories, Hong Kong.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the Selling Shareholders of up to 3,000,000 Class A Shares. The Selling Shareholders may offer and sell, from time to time, any or all of the Class A Shares being offered for resale by this prospectus. However, we cannot advise you as to whether the Selling Shareholders will, in fact, sell any or all of such Class A Shares. In addition, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Class A Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. See the section titled “Plan of Distribution.”

When we refer to “Selling Shareholders” in this prospectus, we refer to the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interest in our securities after the date of this prospectus. Except for the ownership of our Class A Shares, to our knowledge, the Selling Shareholders have not had any position, office or other material relationship within the past three years with us or any of our predecessors or affiliates other than as a holder of the Class A Shares. None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders has an agreement or understanding to distribute any of the Class A Shares being registered.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Class A Shares of the Selling Shareholders, the number of Class A Shares that may be sold by the Selling Shareholders under this prospectus and that the Selling Shareholders will beneficially own after this Offering. We have based percentage ownership on 21,100,000 Ordinary Shares outstanding as of the date of this prospectus.

The Class A Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Class A Ordinary Shares held by non-affiliates). The Selling Shareholders named herein beneficially owns 3,000,000 Class A Shares which is equal to approximately 18.1% of our outstanding Class A Shares, as of the date of the prospectus. The Selling Shareholders will be able to sell its Class A Shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholders may dispose of all, none or some portion of his Class A Shares, we cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Class A Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Class A Shares covered by this prospectus will be beneficially owned by the Selling Shareholders and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Name of Selling Shareholder	Number of Class A Shares owned prior to offering	Number registered for sale hereby	Number of Class A Shares beneficially owned after offering	Percent owned after offering
Sacred Groves Limited(1)	739,900	739,900	0	0
Yu Profit Global Limited(2)	739,900	739,900	0	0
Fortunein Global Limited(3)	634,200	634,200	0	0
Lightening One Technology Limited(4)	531,600	531,600	0	0
Forever Rainbow Ventures Limited(5)	354,400	354,400	0	0

(1)	Sacred Groves Limited is a BVI company whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(2)	Yu Profit Global Limited is a BVI company whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(3)	Fortunein Global Limited is a BVI company whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(4)	Lightening One Technology Limited is a BVI company whose registered office is situated at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, VG1110, British Virgin Islands.

(5)	Forever Rainbow Ventures Limited is a BVI company whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

CERTAIN RELATIONSHIPS AND RELATED- PARTY TRANSACTIONS

For a description of related party transactions, please read “Item 7. Major Shareholders and Related Party Transactions —B. Related Party Transactions” in our FY2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our related party transactions since the filing of our FY2025 Annual Report, except as otherwise set forth in this prospectus.

DESCRIPTION OF SHARES

We are a business company with limited liability incorporated under the laws of the BVI and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time and the BCA, and the common law of the BVI.

The shares authorized to be issued by the Company consist of Class A Shares and Class B Shares. As of the date of this prospectus, the Company is authorized to issue a maximum of 500,000,000 Ordinary Shares with par value of US$0.0001 per Share divided into 495,500,000 Class A Shares and 4,500,000 Class B Shares, and had 16,600,000 Class A Shares and 4,500,000 Class B Shares issued and outstanding. All of our Shares issued and outstanding are fully paid.

Our Memorandum and Articles of Association

The following are summaries of certain material provisions of our Memorandum and Articles of Association and of the BCA, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Memorandum and Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all power and authority to carry out any object not prohibited by the BCA or any other law of the BVI.

Ordinary Shares. All of our issued Ordinary Shares are fully paid and non- assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their shares.

Distributions.  The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Companies Act.

Voting Rights. Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action and may be effected by a resolution in writing.

The holders of the Class A Shares are entitled to one (1) vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Class B Shares are entitled to ten (10) votes for each share held on all matters submitted to a vote of shareholders. The holders of our Class A Shares and Class B Shares generally vote together as a single class on all matters submitted to a vote of our shareholders, unless otherwise required by the law of the BVI or the Memorandum and Articles of Association.

Conversion Rights. A Class B Share is convertible into one Class A Share at any time by the holder thereof, while Class A Shares are not convertible into Class B Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Shares by a holder thereof to any person which is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B Shares as a result of which any person who is not an affiliate of the holders of such ordinary shares becomes a beneficial owner of such ordinary shares, such Class B Shares shall be automatically and immediately converted into an equal number of Class A Shares.

Meetings of Shareholders. As a BVI business company, we are not obliged by the BCA to call shareholders’ annual meetings. We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of an annual meeting or a special meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board shall call a meeting upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our Board may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to  give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business  day, and if shareholders representing not less than 50% of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our Board shall be the chair presiding at any meeting of the shareholders. If the chair of our Board is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Transfer of Ordinary Shares. Subject to the restrictions in our Memorandum and Articles of Association, and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. The transfer of an Ordinary Share is effective when the name of the transferee is entered on the register of members. Our Board may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. If our Board resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution.

Liquidation. As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2)  of the BCA, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

Calls on Shares and Forfeiture of Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen  days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the Board shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the BCA, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BCA, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board (and subject to the written consent of all the shareholders whose shares are to be purchased). In addition, our Company may accept the surrender of any fully paid share for no consideration. See “Where You Can Find Additional Information.”

Variations of Rights of Shares. If  at   any time, the Company is authorized to issue more than one class of Shares, the rights attached to any class may only vary, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting of more than 50% of the issued shares of the class to be affected. The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our Board to issue authorized but unissued Ordinary Shares from time to time as our Board shall determine, to the extent of available.

Inspection of Books and Records. Under B VI law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i)  our Memorandum and Articles of Association (as may be amended from time to time), (ii) the register of members, (iii)  the register of directors and (iv)  minutes of meetings and resolutions of members (shareholders), and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Shares is VStock Transfer, LLC.  The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Differences in Corporate Law

The BCA is derived, to a large extent, from the older BCAs of England but does not follow recent English statutory enactments and accordingly there are significant differences between the BCA and the current BCA  of  England. In addition, the BCA differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the BCA applicable to us and the laws applicable to companies incorporated in the State of Delaware in the U.S. and their shareholders.

Mergers and Similar Arrangements. Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section  170 of the BCA.  A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a)  disclosed to the Board prior to the transaction or (b)  the transaction is (i)  between the director and the company and (ii)  the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by our Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registry of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BCA to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven  days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his or her shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty  days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty  days, then the company and the shareholder shall, within twenty  days immediately following the expiration of the thirty-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits. There  are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below:

●	Prejudiced members: A shareholder who considers that the affairs of a company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BCA, inter alia, for an order that his or her shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BCA or our Memorandum and Articles of Association be set aside. There is no similar provision under Delaware law.

●	Derivative actions: Section 184C of the BCA provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company. Under Delaware law, a stockholder is eligible to bring a derivative action if the holder held stock at the time of the challenged wrongdoing and continues from that time to hold stock throughout the course of the litigation.

This is the “continuous ownership” rule, which is a requirement for a stockholder to bring and maintain a derivative action. The law also requires the stockholder first to demand the Board of the corporation to assert the claims or the stockholder must state in the derivative action particular reasons why making such a demand would be futile.

●	Just and equitable winding up: In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down. Under Delaware law the court can use its equitable power of dissolution and appoint a receiver when fraud and gross mismanagement by corporate officers cause real imminent danger of great loss, and cannot be otherwise prevented.

Indemnification of Directors and Executive Officers and Limitation of Liability. BVI  law  does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under  Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the Company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose, and what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the Company, the nature of the decision, the position of the director, and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BCA or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to the Company by our directors.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Our Memorandum and Articles of Association does permit shareholders to act by written consent.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

BVI law and our Memorandum and Articles of Association provide our shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be convened may request that the directors shall requisition a shareholders’ meeting. We are not obliged by law to call an annual meeting of shareholders, however our Memorandum and Articles of Association do permit the directors to convene meetings of the shareholders at such times as the director considers necessary or desirable. The location of any shareholder meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the  Delaware General Corporation Law, a director of a corporation with a classified Board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, subject to certain restrictions as contained therein, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolution passed by at least 75% of the vote of the shareholders entitled to vote. Directors can also be removed for cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three  years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three  years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s Board.

BVI law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the Board approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the Board.

Under BVI law and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.

Variation of Rights of Shares. Under the  Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association the rights attached to any class of shares may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the issued shares in that class.

Amendment of Governing Documents. Under the  Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Rights of Non- resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

MATERIAL TAX CONSIDERATIONS

For a description of our taxation, please read “Item 10. Additional Information — E. Taxation” in our FY2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our taxation since the filing of our FY2025 Annual Report, except as otherwise set forth in this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI. Currently, substantially all of our assets and operations are located outside the U.S.  Service of process by the investors upon us, and upon our directors and officers who are nationals and residents outside of the U.S., may be difficult to effect within the U.S.  Furthermore, because substantially all of our assets and assets of our directors and officers are located outside the U.S., it may be difficult for investors to enforce any judgment obtained in the U.S. courts against us or any of our directors and officers.

Name	Position	Nationality	Residence
Kwok Yiu Keung	Director and Chief Executive Officer	Chinese	Hong Kong
Kwok Yiu Wah	Chairman and Chief Financial Officer	Chinese	Hong Kong
Hui Suk Man	Director and Chief Operating Officer	Chinese	Hong Kong
Yung Hoi Tin	Chief Technology Officer	Chinese	Hong Kong
Kwok Tsz Him	Director	Chinese	Hong Kong
Ho Shing Hei Dodge	Independent Director	Chinese	Hong Kong
Lee Chun Man	Independent Director	Chinese	Hong Kong
Ip Hok To	Independent Director	Chinese	Hong Kong

We have appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S.  federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent to receive service of process is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our counsel as to the BVI law has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by our counsel as to the BVI law that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the BVI court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) which had jurisdiction to give the judgment of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes, penalties or fines, where the judgment was obtained by fraud or where enforcement would be contrary to public policy). The BVI court can also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company. The BVI court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering if the judgment creditor has a foreign judgment based on a cause of action recognized under BVI law, can establish that the BVI court has jurisdiction over the judgment debtor and whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable and arrears of interest on a judgment debt cannot be recovered after 6 years from the date on which the interest was due. The courts of the BVI are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the BVI to give rise to obligations to make payments that are penal or punitive in nature. A court of the BVI may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The BVI court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Our counsel with respect to Hong Kong law has advised us that judgment of U.S.  courts will not be directly enforced in Hong  Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong  Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses, we expect to incur in connection with this offering. With the exception of the registration fee payable to the SEC, all amounts are estimates. The Selling Stockholder will not bear any portion of such expenses.

Itemized expense	Amount (US$)
SEC registration fee	442.31
Legal fees and expenses	20,000
Accounting fees and expenses	23,500
Printer costs and expenses	5,000
Total	$48,942.31

LEGAL MATTERS

We are represented by Jun He Law Offices with respect to certain legal matters of U.S.  federal securities laws. The legal matters concerning this offering relating to BVI law will be passed upon for us by Harney Westwood & Riegels.

EXPERTS

The consolidated financial statements for the  years ended March  31, 2025 and 2024, included in this prospectus are so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting. The office of Audit Alliance LLP is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Class A Shares. This prospectus, which constitutes part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted from this prospectus, and you should refer to the registration statement and its exhibits and schedules for that information. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange  Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section  16 of the Exchange  Act. In addition, we will not be required under the Exchange  Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S.  companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the financial statements and other information included in the documents listed below:

●	Our Annual Report on Form 20-F for the year ended March 31, 2025, as filed with the SEC on August 15, 2025;

●	Our Registration Statements on Form F-1 as filed with the SEC on May 19, 2025, June 5, 2025, June 20, 2025, June 23, 2025 and June 25, 2025 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	Our Current Report on Form 6-K as filed with the SEC on July 17, 2025.

The financial statements included in the Form 20-F that are incorporated by reference into this prospectus are as follows:

●	Report of Independent Registered Public Accounting Firm (PCAOB ID: 3487);

●	Consolidated and Combined Balance Sheets as of March 31, 2025 and 2024;

●	Consolidated and Combined Statements of Operation and Other Comprehensive Income for the financial years ended March 31, 2025, 2024 and 2023;

●	Consolidated and Combined Statements of Changes in Shareholders’ Equity for the financial years ended March 31, 2025, 2024 and 2023;

●	Consolidated and Combined Statements of Cash Flows for the financial years ended March 31, 2025, 2024 and 2023; and

●	Notes to the Consolidated and Combined Financial Statements for the financial years ended March 31, 2025, 2024 and 2023.

These documents are also available on the SEC’s website at https://www.sec.gov/Archives/edgar/data/2049187/000121390025077494/0001213900-25-077494-index.html

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. As you read the above documents, you may find inconsistencies in information from one document to another. This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: K-Tech Solutions Company Limited, Unit A, 7/F., Mai On Industrial Building, 17-21 Kung Yip Street, Kwai Chung, New Territories, Hong Kong, Tel: +852 2741 3165.

You also may access the incorporated reports and other documents referenced above on our website at https://www.k-mark.tech/. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our Memorandum and Articles of Association, which is effective on May 16, 2025, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.3 to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, also provides for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

We have issued the following securities which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Kwok Yiu Fai	December 20, 2024	6,490,000	10,000 shares in KMT
Kwok Yiu Keung	December 20, 2024	6,490,000	10,000 shares in KMT
Kwok Yiu Wah	December 20, 2024	6,490,000	10,000 shares in KMT

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

Item 8. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
2.1#	Share Swap Agreement dated December 20, 2024 (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
3.1#	Amended and Restated Memorandum and Articles of Association of the Company currently in effect (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
4.1#	Specimen Certificate for the Shares(incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
4.2#	Form of Representative’s Warrants(incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
5.1	Opinion of Harney Westwood & Riegels regarding the validity of the Shares being registered
10.1#	Form of Director Letter between the Company and its independent directors (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.2#	Form of Employment Agreement between the Company and its executive officers(incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.3#	Form of Indemnification Agreement(incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.4#	Share Incentive Plan(incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.5#	Tenancy agreement between Best Mark International Holdings Limited and K-Mark Technology Limited dated March 1, 2023(incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.6#	Tenancy agreement between Best Mark International Holdings Limited and K-Mark Technology Limited dated March 1, 2025(incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.7#	Banking facilities granted by Standard Chartered Bank (Hong Kong) Limited to K-Mark Technology Limited dated September 11, 2020(incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.8#	Banking facilities granted by Standard Chartered Bank (Hong Kong) Limited to K-Mark Technology Limited dated July 1, 2020(incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.9#	Banking facilities granted by Standard Chartered Bank (Hong Kong) Limited to K-Mark Technology Limited dated April 27, 2024(incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.10#	Acting in Concert Agreement dated December 2, 2024(incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
10.11#	Supply agreement dated January 1, 2025 entered into between K-Mark Technology Limited and Fully Starise Limited(incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
21.1#	List of Subsidiary(ies) of the Company(incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
23.1#	Consent of Audit Alliance LLP
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

Exhibit No.	Description
24.1	Power of Attorney (included on the signature page)
99.1#	Code of Business Conduct and Ethics(incorporated by reference to Exhibit 99.1 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
99.2#	Insider Trading Policy(incorporated by reference to Exhibit 99.2 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
99.3#	Clawback Policy(incorporated by reference to Exhibit 99.3 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
99.4#	Audit Committee Charter(incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
99.5#	Nominating Committee Charter(incorporated by reference to Exhibit 99.5 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
99.6#	Compensation Committee Charter(incorporated by reference to Exhibit 99.6 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
99.7#	Representation letter under Item 8.A.4 of Form 20-F(incorporated by reference to Exhibit 99.10 to the Registration Statement on Form F-1 (Amendment No. 4) filed by the Registrant with the SEC on June 24, 2025)
107	Filing Fee Table

*	To be filed via amendment
#	Filed previously

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on September 15, 2025.

K-TECH SOLUTIONS COMPANY LIMITED

By:	/s/ Kwok Yiu Keung
Kwok Yiu Keung
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Kwok Yiu Keung, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Kwok Yiu Keung	Director, Chief Executive Officer	September 15, 2025
Kwok Yiu Keung	(Principal Executive Officer)

/s/ Kwok Yiu Wah	Chairman, Chief Financial Officer	September 15, 2025
Kwok Yiu Wah	(Principal Accounting and Financial Officer)

/s/ Hui Suk Man	Director, Chief Operating Officer	September 15, 2025
Hui Suk Man

/s/ Kwok Tsz Him	Director	September 15, 2025
Kwok Tsz Him

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE U.S.

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned authorized representative in the United States of America has signed this registration statement on amendment thereto in New York on September 15, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.